As filed with the Securities and Exchange Commission on October 23, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIGMATRON INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	36-3918470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2201 Landmeier Road

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices) (Zip Code)

2013 Employee Stock Purchase Plan

(Full Title of the Plan)

Gary R. Fairhead

President and Chief Executive Officer

2201 Landmeier Road

Elk Grove Village, Illinois 60007

(847) 956-8000

(Name, Address, and Telephone number, Including Area Code, of Agent for Service)

Copies to:

Arthur Don, Esq.

Richard M. Cutshall, Esq.

Greenberg Traurig, LLP

77 West Wacker Drive, Suite 3100

Chicago, Illinois 60601

(312) 456-8400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	21,305 shares (2)	$6.79(4)	$144,660.95	$14.57
Common Stock, par value $0.01 per share	375,610 shares (3)	$5.77(5)	$2,167,269.70	$218.24
Total	396,915 shares	N/A	$2,311,930.65	$232.81

(1)	This Registration Statement shall also cover any additional shares of common stock which may become issuable under the 2013 Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of common stock of SigmaTron International, Inc. (the “Registrant”).
(2)	Represents 21,305 shares of common stock previously issued to employees of the Registrant under the Plan.
(3)	Represents 375,610 shares of common stock reserved for issuance pursuant to future awards under the Plan.
(4)	Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of $6.79 per share, which is the average of the high and low prices of the Registrant’s common stock, as reported by The NASDAQ Capital Market on October 19, 2015.
(5)	Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of 85% of $6.79 per share, which is the average of the high and low prices of the Registrant’s common stock, as reported by The NASDAQ Capital Market, on October 19, 2015. Pursuant to the Plan, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant’s common stock on the first trading day of the offering period or on the exercise date.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) relates to 396,915 shares (the “Shares”) of the common stock of SigmaTron International, Inc., a Delaware corporation (the “Registrant,” the “Company,” “we,” “us,” or “our”), par value $0.01 per share (the “Common Stock”), under the 2013 Employee Stock Purchase Plan (the “Plan”). As of the date hereof, a total of 375,610 shares of Common Stock have been reserved under the Plan for future purchase by employees of the Company.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities” or “control securities”, within the meaning of Form S-8, by certain of the Company’s stockholders, as more fully set forth therein. The reoffer prospectus may be utilized for reofferings and resales on a continuous or a delayed basis in the future related to 21,305 unregistered shares of Common Stock previously acquired by Selling Stockholders pursuant to the Plan.

The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “Commission”). The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the Plans. Requests should be directed to SigmaTron International, Inc., 2201 Landmeier Road, Elk Grove Village, Illinois 60007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

1

REOFFER PROSPECTUS

SIGMATRON INTERNATIONAL, INC.

21,305 Shares of Common Stock

Acquired or to be Acquired by the Selling Stockholders Under

SIGMATRON INTERNATIONAL, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN

This Prospectus relates to an aggregate of up to 21,305 shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of SigmaTron International, Inc., a Delaware corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired such Shares pursuant to the SigmaTron International, Inc. 2013 Employee Stock Purchase Plan (the “Plan”). See “Selling Stockholders.” This Prospectus covers the offering for resale of Shares acquired by the Selling Stockholders prior to the filing of a Registration Statement on Form S-8 by the Company. The Company’s Common Stock is listed on The Nasdaq Capital Market under the symbol “SGMA”. On October 19, 2015, the last reported sales price of the Company’s Common Stock on The Nasdaq Capital Market was $6.87 per share.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” All costs, expenses and fees in connection with the registration of the Shares will be born by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 23, 2015.

No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement. This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition and results of operations may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained by mail from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of the Company heretofore filed with the Commission are hereby incorporated in this Prospectus by reference:

(a)	The Company’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form S-1 (File No. 33-72100).

All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement of which this Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to SigmaTron International, Inc., 2201 Landmeier Road, Elk Grove Village, Illinois 60007.

USE OF PROCEEDS

This Prospectus relates to the sale of Shares that may be offered and sold from time to time by the Selling Stockholders. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The Company will bear all costs, expenses, and fees in connection with the registration of the Common Stock. Brokerage commissions and similar selling expense, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired Shares pursuant to the Plan. The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of October 15, 2015, (ii) the number of shares to be offered for resale by each Selling Stockholder (i.e., the total number of shares acquired by the Selling Stockholder under the Plan), and (iii) the number and percentage of shares of Common Stock that each Selling Stockholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the Selling Stockholders are sold.

Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 4,177,432 shares outstanding as of October 20, 2015, and generally includes voting or investment power with respect to securities. Options to purchase shares of common stock that are currently exercisable or exercisable within 60 days of the date of this Prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person. After the resale of all Shares that may be so offered for resale pursuant to this Prospectus, and assuming no other changes in beneficial ownership of the Company’s Common Stock after the date of this Prospectus, each Selling Stockholder would own less than 1% of the Company’s Common Stock.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates” of the Company. Unless otherwise indicated, the address for each of the Selling Stockholders named below is c/o SigmaTron International, Inc., 2201 Landmeier Road, Elk Grove Village, Illinois 60007.

Selling Stockholder (1)	Number of Shares Beneficially Owned Prior to Offering (2)	Number of Shares Offered by this Reoffer Prospectus	Number of Shares Beneficially Owned Upon Completion of Offering (2)(3)
Jean Anderson	651	651	—
Mohamed Arif	185	185	—
Hom-ming Chan	997	997	—
Charles Donaldson	292	292	—
Aliakbar Hassanzade	648	648	—
Yousef Heidari	4,861	4,861	—
Mark Jasper	29	29	—
Yoshio Kano	641	641	—
Mary Langosch	129	129	—
Sambath Mom	30	30	—
Lauro Obereo	386	386	—
Deogenes Papelera	395	395	—
Mark Rhodes	74	74	—
Thomas Rovtar	5,168	2,168	3,000
Josephine Santos	375	375	—
James Scapardine	445	445	—
Yu Hui Tai	817	817	—
Leonard Thrbuani Jr	68	68	—
Yan Triolo	337	337	—
Dave Troscinski	503	503	—
Duane Tuma	118	118	—
Ray Upadyaya	2,318	2,318	—
Robert Van Dusen	2,016	2,016	—
Jose Velauqez	1,140	1,140	—
Andrew Vo	303	303	—
Jayakrushna Vyas	1,215	1,215	—
Terry Wojcik	164	164	—

(1)	All Selling Stockholders are employees of the Company.
(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days.
(3)	Assumes that all Shares offered for resale pursuant to this Prospectus are sold.

PLAN OF DISTRIBUTION

The purpose of the Prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they acquired pursuant to the Plan at such times and at such places as the Selling Stockholders choose.

The decision to sell any Shares is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by certain individuals and certain volume limitations set forth in Rule 144(e) of the Securities Act. There can be no assurance that any Shares will be sold by the Selling Stockholders.

The Selling Stockholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) on The Nasdaq Capital Market, in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at fixed prices (which may be changed) or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Capital Market pursuant to Rule 153 under the Securities Act.

The Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

LEGAL MATTERS

The validity of the Common Stock being offered hereby has been passed upon for SigmaTron International, Inc. by Greenberg Traurig, LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements as of April 30, 2015 and 2014 and for each of the two years in the period ended April 30, 2015 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

21,305 SHARES

SIGMATRON INTERNATIONAL, INC.

COMMON STOCK

REOFFER PROSPECTUS

October 23, 2015

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

SigmaTron International, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form S-1 (File No. 33-72100).

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon by Greenberg Traurig, LLP, Chicago, Illinois.

Item 6.	Indemnification of Directors and Officers.

The Certificate Incorporation and Bylaws of the Registrant provide that the Registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an “Indemnitee”).

Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of an action, suit, or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action, suit, or proceeding.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the Registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fairly and reasonably entitled to indemnification for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses (including attorneys’ fees) incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the Board of Directors of the Registrant deems appropriate.

The Registrant maintains a directors’ and officers’ liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Registrant against losses up to $8,000,000 in the aggregate arising from any wrongful acts (as defined in the policy) in his or her capacity as a director or officer. The policy reimburses the Registrant for amounts which the Registrant lawfully indemnifies or is required or permitted by law to indemnify its directors and officers in excess of $100,000.

Item 7.	Exemption From Registration Claimed.

The Shares of the Company’s Common Stock which may be sold pursuant to the reoffer prospectus for the respective accounts of the Selling Stockholders were initially issued by the Company in transactions deemed exempt from registration under the Securities Act in reliance on the exemption from the registration requirements of the Securities Act contained in Section 4(a)(2) thereof covering transactions by an issuer not involving any public offering.

Item 8.	Exhibits.

Exhibit Number	Exhibit

5*	Opinion of Greenberg Traurig, LLP

10.14	SigmaTron International, Inc. 2013 Employee Stock Purchase Plan (1)

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

23.2*	Consent of BDO USA, LLP

24	Power of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 25, 2013.
*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elk Grove Village, state of Illinois, on October 23, 2015.

SIGMATRON INTERNATIONAL, INC.

By:	/s/ Gary R. Fairhead
Gary R. Fairhead President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Gary R. Fairhead and Linda K. Frauendorfer and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Gary R. Fairhead Gary R. Fairhead	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer) and Director	October 23, 2015

/s/ Linda K. Frauendorfer Linda K. Frauendorfer	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Principal Accounting Officer) and Director	October 23, 2015

/s/ Thomas W. Rieck Thomas W. Rieck	Director	October 23, 2015

/s/ Dilip S. Vyas Dilip S. Vyas	Director	October 23, 2015

/s/ Paul J. Plante Paul J. Plante	Director	October 23, 2015

/s/ Barry R. Horek Barry R. Horek	Director	October 23, 2015

/s/ Bruce J. Mantia Bruce J. Mantia	Director	October 23, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit

5*	Opinion of Greenberg Traurig, LLP

10.14	SigmaTron International, Inc. 2013 Employee Stock Purchase Plan (1)

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

23.2*	Consent of BDO USA, LLP

24	Power of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 25, 2013.
*	Filed herewith.